Exhibit 99.1

TEJON RANCH CO. BOARD INCLUDES SHAREHOLDER SPECIAL MEETING RIGHT PROPOSAL FOR CONSIDERATION AT THE 2026 ANNUAL MEETING

TEJON RANCH, Calif., March 19, 2026 (GLOBE NEWSWIRE) – Tejon Ranch Co. (NYSE: TRC) (“Tejon” or the “Company”) today announced that its Board of Directors (“Board”) has voted to include a proposal for a vote at the 2026 Annual Meeting that would grant shareholders, or groups of shareholders, owning at least 25% of the Company’s outstanding shares the right to call a special meeting of shareholders.

This proposed governance change builds on the updates to Board size and structure the Company announced last week. The proposal to afford shareholders the right to call special meetings also follows through on a commitment made by the Board and outlined at the Company’s Investor Day held in November of 2025.

Additional details regarding the proposal will be included in the Company’s 2026 proxy statement, which will be filed with the Securities and Exchange Commission and distributed to the Company’s shareholders in advance of the Annual Meeting scheduled for May 13, 2026.

About Tejon Ranch Co. (NYSE: TRC)

Tejon Ranch Co. is a diversified real estate development and agribusiness Company whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information on the Company, please go to www.tejonranch.com.

Additional Information and Where to Find It

Tejon intends to file a proxy statement and a proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2026 Annual Meeting of Shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the proxy statement (when available), any amendments or supplements thereto, and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov and on the investor relations section of the Company’s website at ir.tejonranch.com. Copies may also be obtained free of charge by contacting Investor Relations at IR@tejonranch.com or 661-331-0313.

Participants

Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s filings with the SEC, including its most recent Annual Report on Form 10-K and its proxy statement for its 2025 Annual Meeting of Shareholders, which are available free of charge at the SEC’s website at www.sec.gov. Updated information will be included in the Company’s proxy materials for the 2026 Annual Meeting and other documents filed with the SEC from time to time when they become available.

No Offer or Solicitation

No proxies are being solicited at this time, and this communication is not a solicitation of a proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Company may file this communication with the SEC as additional soliciting material under Rule 14a-12 under the Securities Exchange Act of 1934, as amended. The Company also intends to file this press release under Item 8.01 of Form 8-K.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding the Company’s business plans, strategies, prospects, objectives, milestones, future operating results, financial condition, expectations regarding capital allocation, cost savings, share repurchases, entitlement and development timelines, partnerships, regulatory reforms, and other future events or circumstances are forward-looking statements. These statements reflect the Company’s current expectations and beliefs about future developments and their potential effects on the Company. Forward-looking statements are not guarantees of performance and speak only as of the date of this letter.

Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “will,” “should,” “would,” “likely,” “improve,” “commit,” and similar expressions, as well as discussions of strategy, objectives, and intentions, are intended to identify forward-looking statements. These statements are based on current assumptions and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that could cause actual results to differ materially from those expressed or implied. Such factors include, but are not limited to, market, economic, geopolitical and weather conditions; the availability and cost of financing for land development and other activities; competition; commodity prices and agricultural yields; success in obtaining and maintaining governmental entitlements and permits; the timing and outcome of regulatory or litigation processes; demand for commercial, industrial, residential, and retail real estate; and other risks inherent in real estate and agricultural operations.

No assurance can be given that actual results will not differ materially from those expressed or implied by these forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements. For a discussion of risks and uncertainties that could cause actual results to differ, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent filings with the U.S. Securities and Exchange Commission.

CONTACT:

Nick Ortiz

Senior Vice President, Corporate Communications & Public Affairs

Tejon Ranch Company

IR@tejonranch.com

661.331.0313

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